Exhibit 10.11

DELL TECHNOLOGIES INC.

2012 LONG-TERM INCENTIVE PLAN

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	3.3	Terms of Awards		6
		3.3.1	Committee Authority	6
		3.3.2	Forfeiture; Recoupment	6
	3.4	Deferral Arrangement		7
	3.5	No Liability		7
	3.6	Registration; Share Certificates		7
4.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION			7
	4.1	Effective Date		7
	4.2	Term		7
	4.3	Amendment and Termination		7
5.	AWARD ELIGIBILITY AND LIMITATIONS			7
	5.1	Eligible Grantees		7
	5.2	Limitation on Cash Awards		8
6.	AWARD AGREEMENT			8
7.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS			8
	7.1	Grant of Performance-Based Awards		8
	7.2	Value of Performance-Based Awards		8
	7.3	Form and Timing of Payment of Performance-Based Awards		8
	7.4	Performance Conditions		9
	7.5	Performance-Based Awards Granted to Designated Covered Employees		9
		7.5.1	Performance Goals Generally	9
		7.5.2	Timing For Establishing Performance Goals	9
		7.5.3	Discretion of Committee with Respect to Performance-Based Awards	9
		7.5.4	Performance Measures	10
		7.5.5	Modifications to Performance	11
		7.5.6	Adjustment of Performance-Based Compensation and Negative Discretion	12
		7.5.7	Committee Discretion	12
		7.5.8	Status of Awards Under Code Section 162(m)	12
8.	PARACHUTE LIMITATIONS			13
9.	REQUIREMENTS OF LAW			13
	9.1	General		13
	9.2	Rule 16b-3		14
10.	GENERAL PROVISIONS			14
	10.1	No Limitations on Company		14
	10.2	Disclaimer of Rights		14
	10.3	Nonexclusivity of the Plan		15
	10.4	Withholding Taxes		15
	10.5	Captions		15
	10.6	Other Provisions		15
	10.7	Number and Gender		15
	10.8	Severability		15
	10.9	Governing Law		15
	10.10	Foreign Jurisdictions		16
	10.11	Resolution of Disputes		16
	10.12	Code Section 409A		16

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DELL TECHNOLOGIES INC.

2012 LONG-TERM INCENTIVE PLAN

Dell Technologies Inc. (the “Company”) sets forth herein the terms of its 2012 Long-Term Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the long-term success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, (b) provide a means of obtaining, rewarding and retaining key personnel and (c) ensure that key personnel act in the best interest of the Company during and after their service to the Company as a condition to enjoying the benefits of such rewards. To this end, the Plan provides for the grant of cash-denominated Awards made as performance incentives to reward the holders of such Awards for the achievement of performance goals or a period of Service in accordance with the terms of the Plan.

The Plan is an amendment and restatement of the Prior Plans. All awards granted under a Prior Plan prior to the Amendment Date will be subject to the terms of such Prior Plan as then in effect.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including any Award Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.2 “Amendment Date” means September 7, 2016, which was the date, following the date on which the Plan was approved by the Board, on which the Company consummated a merger transaction with EMC Corporation.

2.3 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Stock is listed.

2.4 “Award” means a grant under the Plan of a Performance-Based Award or a Service-based cash award.

2.5 “Award Agreement” means the agreement between the Company and a Grantee that may be used to evidence and set out the terms and conditions of an Award.

2.6 “Benefit Arrangement” shall have the meaning set forth in Section 8.

2.7 “Board” means the Board of Directors of the Company.

2.8 “Class C Common Stock” means the Class C common stock, par value $0.01 per share, of the Company and any class or series of common stock of the Company into which the Class C Common Stock may be converted or exchanged.

2.9 “Class V Common Stock” means the Class V common stock, par value $0.01 per share, of the Company and any class or series of common stock of the Company into which the Class V Common Stock may be converted or exchanged.

2.10 “Class V Group” shall have the meaning given to such term in the Dell Technologies Inc. Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

2.11 “Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto.

2.12 “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.1 (or, if no Committee has been so designated, the Board).

2.13 “Company” means Dell Technologies Inc.

2.14 “Conduct Detrimental to the Company” with respect to a Grantee shall have the meaning set forth in an applicable agreement between such Grantee and the Company or an Affiliate (and may be referred to as “Repayment Behavior” therein).

2.15 “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Code Section 162(m)(3).

2.16 “DHI Group” shall have the meaning given to such term in the Dell Technologies Inc. Fourth Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

2.17 “Disability” with respect to a Grantee means that the Committee (1) has determined that the Grantee has a permanent physical or mental impairment of sufficient severity as to prevent the Grantee from performing duties for the Company or any Affiliate and (2) has provided written notice to the Grantee that the Grantee’s employment is terminated due to a permanent “Disability” for purposes of this Plan. The Committee, or its designee, may establish any process or procedure it deems appropriate for determining whether a Grantee has a “Disability.” Whether a Grantee’s employment is terminated due to “Disability” for purposes of this Plan shall be determined by the Committee in the Committee’s complete discretion.

2.18 “Effective Date” means July 13, 2012, the date on which the Dell Inc. 2012 Long-Term Incentive Plan was approved by the Dell Inc. stockholders.

2.19 “Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.21 “Grantee” means a person who receives or holds an Award under the Plan.

2.22 “MEP” means the Dell Technologies Inc. 2013 Stock Incentive Plan, as amended and restated from time to time.

2.23 “Negative Discretion” means the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance-Based Award consistent with Code Section 162(m).

2.24 “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 promulgated under the Exchange Act.

2.25 “Other Agreement” shall have the meaning set forth in Section 8.

2.26 “Outside Director” shall have the meaning set forth in Code Section 162(m)(4)(C)(i).

2.27 “Parachute Payment” shall have the meaning set forth in Section 8(i).

2.28 “Performance-Based Award” means an Award of cash made subject to the achievement of performance goals (as provided in Section 7) over a Performance Period specified by the Committee.

2.29 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for “qualified performance-based compensation” paid to Covered Employees and thus also to be a “Performance Compensation Award” under the MEP. Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for “qualified performance-based compensation” within the meaning of and pursuant to Code Section 162(m) does not constitute performance-based compensation for other purposes, including the purposes of Code Section 409A.

2.30 “Performance Measures” means measures as specified in Section 7.5.4 on which the performance goals under Performance-Based Awards are based and which are approved by the Company’s stockholders pursuant to, and to the extent required by, the Plan in order to qualify such Performance-Based Awards as Performance-Based Compensation.

2.31 “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met in order to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.32 “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.33 “Plan” means this 2012 Dell Technologies Inc. Long-Term Incentive Plan, as amended from time to time.

2.34 “Prior Plans” means the Dell Inc. 2012 Long-Term Incentive Plan and the Dell Inc. Amended and Restated 2002 Long-Term Incentive Plan, which plans were assumed by the Company in 2013.

2.35 “Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.36 “Service” means service of a Grantee as a Service Provider to the Company or any Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service shall be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate. Any determination by the Committee whether a termination of Service shall have occurred for purposes of the Plan shall be final, binding and conclusive.

2.37 “Service Provider” means, as of any date of determination, an Employee, officer, or director of the Company or any Affiliate, or a consultant (who is a natural person), a contractor (who is a natural person) or adviser (who is a natural person) to the Company or any Affiliate who provides services to the Company or any Affiliate.

2.38 “Stock” means the Class C Common Stock or the Class V Common Stock, as applicable.

2.39 “Stock Exchange” means The New York Stock Exchange or any successor thereto or another established national or regional stock exchange.

2.40 “Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary; provided, that such entity could be considered as a subsidiary according to accounting principles generally accepted in the United States of America.

Unless the context otherwise requires, all references in the Plan to “including” shall mean “including without limitation.”

References in the Plan to any Code Section shall be deemed to include, as applicable, regulations promulgated under such Code Section.

3.	ADMINISTRATION OF THE PLAN

3.1 Power, Authorities, and Composition of the Committee.

3.1.1 Administration.

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof, and, to the extent required by Applicable Laws, the Committee shall be composed exclusively of members who are independent directors in accordance with the rules of any stock exchange on which the Stock is listed. To the extent the Company deems it necessary (i) to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act, be a Non-Employee Director or (ii) to obtain the exception for performance-based compensation under Code Section 162(m), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify as performance-based compensation under Code Section 162(m), be an Outside Director. However, the fact that a Committee member shall fail to qualify as a Non-Employee Director or as an Outside Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

3.1.2 Power and Authorities.

Subject to the terms of the Plan and each Award Agreement, the Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, participants and their beneficiaries or successors).

3.1.3 Delegation of Authority.

The Committee may delegate the authority to grant Awards under the Plan to any Employee or group of Employees of the Company or an Affiliate; provided, that such delegation and grants are consistent with Applicable Laws and guidelines established by the Board from time to time; provided, further, that the Committee may not delegate authority hereunder to (i) make Awards to directors of the Company, (ii) make Awards to Employees who are officers of the Company or who are delegated authority to make Awards under this Section 3.1.3, or (iii) interpret the Plan, any Award or any Award Agreement.

3.2 Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board shall determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3 Terms of Awards.

3.3.1 Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee shall have full and final authority to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) establish the terms and conditions of each Award, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, transfer, or forfeiture of an Award, and the treatment of an Award in the event of a change in control of the Company (subject to applicable agreements);

(iv) prescribe the form of any Award Agreement evidencing an Award; and

(v) amend, modify or supplement the terms of any outstanding Award, which authority shall include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom; provided, that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award shall, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

The Committee shall have the right, in its discretion, to make Awards in substitution or exchange for any award granted under another compensatory plan of the Company, any Affiliate, or any business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

3.3.2 Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement (or another written agreement) to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee as and to the extent specified in such agreement, including, but not limited to, Conduct Detrimental to the Company as that term is defined in the applicable agreement. The Committee may rescind an outstanding Award if the Grantee thereof is an Employee and is terminated for Conduct Detrimental to the Company as defined in the applicable agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and such Grantee, as applicable.

Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (a) any Company “clawback” or recoupment policy including, but not limited to, any requirement set forth in this Plan or in any Award Agreement, or (b) any law, rule or regulation which imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4 Deferral Arrangement.

The Committee may permit or require a Grantee to defer receipt of any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5 No Liability.

No member of the Board or the Committee, and no Employee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6 Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of any shares of Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

4.1 Effective Date.

The Plan shall be effective as of the Amendment Date. Following the Amendment Date, no Awards shall be made under the Prior Plans.

4.2 Term.

The Plan shall terminate automatically ten (10) years after the Amendment Date and may be terminated on any earlier date as provided in Section 4.3.

4.3 Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan. The effectiveness of any amendment to the Plan shall be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the Stock is then listed). No amendment, suspension or termination of the Plan shall impair rights or obligations under any Award theretofore made under the Plan without the consent of the Grantee thereof.

5.	AWARD ELIGIBILITY AND LIMITATIONS

5.1 Eligible Grantees.

Subject to this Section 5, Awards may be made under the Plan to any Service Provider, as the Committee shall determine and designate from time to time.

5.2 Limitation on Cash Awards.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, the maximum amount that may be paid as a Performance-Based Award to any Grantee (other than a member of the Board) for a single fiscal year during a Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year) shall not exceed 0.5% of the Company’s aggregate consolidated operating income in the fiscal year immediately preceding the date such Performance-Based Award is granted.

6.	AWARD AGREEMENT

An Award granted pursuant to the Plan may be evidenced by an Award Agreement, which shall be in such form or forms as the Committee shall from time to time determine to be necessary or advisable. Award Agreements employed under the Plan from time to time or at the same time need not contain similar provisions, but shall be consistent with the terms of the Plan. Awards under the Plan may be Performance-Based Awards or cash-denominated Awards based on continued Service.

7.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

7.1 Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee shall determine.

7.2 Value of Performance-Based Awards.

Each grant of a Performance-Based Award shall have an initial value that is established by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value subject to a Performance-Based Award that will be paid out to the Grantee thereof.

7.3 Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards shall be as determined by the Committee pursuant to the written grant documentation. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash, shares of Stock or other property (or a combination thereof) equal to the value of such earned Performance-Based Awards and shall pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided, that, unless specifically provided in the Award Agreement for such Awards, such payment shall occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards shall be set forth in the Award Agreement therefor.

7.4 Performance Conditions.

The right of a Grantee to receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m) shall be exercised by the Committee and not by the Board.

7.5 Performance-Based Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance-Based Award to be granted to a Grantee should constitute “qualified performance-based compensation” for purposes of Code Section 162(m), the grant and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7.5.

7.5.1 Performance Goals Generally.

The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7.5. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted and/or settled upon achievement of any single performance goal or of two (2) or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

7.5.2 Timing For Establishing Performance Goals.

Performance goals for any Performance-Based Award shall be established not later than the earlier of (a) 90 days after the beginning of any Performance Period applicable to such Award, and (b) the date on which twenty-five percent (25%) of any Performance Period applicable to such Award has expired, or at such other date as may be required or permitted for compensation payable to a Covered Employee to constitute Performance-Based Compensation.

7.5.3 Discretion of Committee with Respect to Performance-Based Awards.

For Performance-Based Awards, the Committee shall have sole discretion to select the length of Performance Periods, the types of Performance-Based Awards to be issued, the Performance Measures that will be used to establish the performance goals, and the kinds and/or levels of the performance goals that is are to apply. Within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Code Section 162(m)), the Committee shall, with regard to the Performance-Based Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

7.5.4 Performance Measures.

The Performance Measures that will be used to establish the performance goals for Performance-Based Awards may be based on the attainment of specific levels of performance of the Company (and/or the DHI Group, the Class V Group, one or more of the Company or any of its Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing) and shall be limited to the following, which may be determined in accordance with GAAP or on a non-GAAP basis:

(i) net earnings, net income (before or after taxes) or consolidated net income;

(ii) basic or diluted earnings per share (before or after taxes);

(iii) net revenue or net revenue growth;

(iv) gross revenue or gross revenue growth, gross profit or gross profit growth;

(v) net operating profit (before or after taxes);

(vi) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales);

(vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow, or cash flow return on capital), which may but are not required to be measured on a per share basis;

(viii) actual or adjusted earnings before or after interest, taxes, depreciation and/or amortization (including EBIT and EBITDA);

(ix) gross or net operating margins;

(x) productivity ratios;

(xi) share price (including, but not limited to, growth measures and total stockholder return);

(xii) expense targets or cost reduction goals, general and administrative expense savings;

(xiii) operating efficiency;

(xiv) objective measures of customer/client satisfaction;

(xv) working capital targets;

(xvi) measures of economic value added or other “value creation” metrics;

(xvii) enterprise value;

(xviii) sales;

(xix) stockholder return;

(xx) customer/client retention;

(xxi) competitive market metrics;

(xxii) employee retention;

(xxiii) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, dispositions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets);

(xxiv) comparisons of continuing operations to other operations;

(xxv) market share;

(xxvi) cost of capital, debt leverage year-end cash position or book value;

(xxvii) strategic objectives; or

(xxviii) any combination of the foregoing.

Any one or more of the Performance Measures may be stated as a percentage of another Performance Measure, or used on an absolute or relative basis to measure the performance of the Company and/or the DHI Group, the Class V Group, one or more of the Company or any of its Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, or any combination of the foregoing, as the Committee may deem appropriate, or any of the above Performance Measures may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 7.5.4. To the extent required under Code Section 162(m), the Committee shall, within the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Code Section 162(m)), define in an objective fashion the manner of calculating the Performance Measures it selects to use for such Performance Period.

7.5.5 Modifications to Performance.

Unless otherwise determined by the Committee at the time a Performance-Based Award is granted, the Committee shall, during the first ninety (90) days of a Performance Period (or, within any other maximum period allowed under Code Section 162(m)), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance-Based Awards granted to any participant for such Performance Period to fail to qualify as “performance-based compensation” under Code Section 162(m), specify adjustments or modifications to be made to the calculation of a performance goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) acquisitions or divestitures; (vi) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses; (viii) discontinued operations and nonrecurring charges; and (ix) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Covered Employees that are intended to qualify as Performance-Based Compensation, such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

7.5.6 Adjustment of Performance-Based Compensation and Negative Discretion.

The Committee shall have the sole discretion to adjust Awards that are intended to qualify as Performance-Based Compensation, either on a formula or discretionary basis, or on any combination thereof, as the Committee determines consistent with the requirements of Code Section 162(m) for deductibility. In determining the actual amount of an individual participant’s Performance-Based Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance-Based Award earned in the Performance Period through the use of Negative Discretion. Unless otherwise provided in the applicable Award Agreement, the Committee shall not have the discretion to (A) grant or provide payment in respect of a Performance-Based Award for a Performance Period if the performance goals for such Performance Period have not been attained, or (B) increase a Performance-Based Award above the applicable limitations set forth in Section 5.2 of the Plan.

7.5.7 Committee Discretion.

In the event that Applicable Laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval; provided, that the exercise of such discretion shall not be inconsistent with the requirements of Code Section 162(m). In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 7.5.4.

7.5.8 Status of Awards Under Code Section 162(m).

It is the intent of the Company that Performance-Based Awards under Section 7.5 granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and the regulations promulgated thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m). Accordingly, the terms of Section 7.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any agreement relating to any such Performance-Based Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

8.	PARACHUTE LIMITATIONS

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any vesting, payment, or benefit under the Plan shall be reduced or eliminated:

(i) to the extent that such right to vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(ii) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company shall accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any other remaining Parachute Payments.

9.	REQUIREMENTS OF LAW

9.1 General.

The Company shall not be required to offer, sell or issue any shares of Stock under any Award if the offer, sale or issuance of such shares of Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Stock in connection with any Award, no shares of Stock may be offered, issued or sold to the Grantee or any other person under such Award, unless such listing, registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the delivery of any shares of Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock subject to such Award, the Company shall not be required to offer, sell or issue such shares of Stock unless the Committee shall have received evidence satisfactory to it that the Grantee or any other person accepting delivery of such shares may acquire such shares of Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may register, but shall in no event be obligated to register, any shares of Stock or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the issuance of shares of Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws.

9.2 Rule 16b-3.

During any time when the Company has a class of equity securities registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards which may be settled in Stock pursuant to the Plan under the MEP shall qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action shall be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and shall not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

10.	GENERAL PROVISIONS

10.1 No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

10.2 Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards shall in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

10.3 Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

10.4 Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of shares of Stock pursuant to an Award. At the time of such vesting or lapse, the Grantee shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.

10.5 Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

10.6 Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

10.7 Number and Gender.

With respect to words used in the Plan, the singular form shall include the plural form and the masculine gender shall include the feminine gender, as the context requires.

10.8 Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

10.9 Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

10.10 Foreign Jurisdictions.

To the extent the Committee determines that the material terms set by the Committee imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those terms and provide for such additional terms and conditions as the Committee determines to be necessary, appropriate, or desirable to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements or alternative version of the Plan as in effect for any other purposes. The special terms and any appendices, supplements, amendments, restatements or alternative versions, however, shall not include any provisions that are inconsistent with the terms of the Plan as in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders.

10.11 Resolution of Disputes.

Any controversy arising out of or relating to any Award shall be resolved in accordance with the dispute resolution procedures in the applicable Award Agreement. Such dispute resolution procedures may include binding mandatory arbitration.

10.12 Code Section 409A.

The Company intends to comply with Code Section 409A, or an exemption to Code Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Code Section 409A. To the extent that the Company determines that a Grantee would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.